UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

OVID THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38085	46-5270895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway, Suite 15044 New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646-661-7661

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OVID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01Entry into a Material Definitive Agreement.

On December 30, 2021 (the “Effective Date”), Ovid Therapeutics Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with AstraZeneca AB (“AstraZeneca”), pursuant to which AstraZeneca granted to the Company worldwide exclusive rights to develop and commercialize AstraZeneca’s library of early-stage small molecules targeting the K+ Cl- co-transporter (“KCC2”), including lead candidate OV350 (the “Licensed Compounds”).

The licenses granted to the Company include licenses under AstraZeneca’s patents and know-how covering the Licensed Compounds.  The Company is required to use commercially reasonable efforts to conduct development activities for the Licensed Compounds, and following regulatory approval, to commercialize the Licensed Compounds.  At the time of proof of clinical efficacy, AstraZeneca will have the right of first negotiation to opt-in to a strategic collaboration.

Pursuant to the License Agreement, the Company agreed to (i) make an upfront payment to AstraZeneca of $5.0 million in cash within 10 days following the Effective Date, and (ii) issue AstraZeneca 2,272,727 shares (the “License Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), on the Effective Date or as soon as reasonably practicable thereafter, with the number of shares of Common Stock issued to AstraZeneca determined by dividing (x) $7,500,000 by (y) the volume-weighted average price of one share of Common Stock on the Nasdaq Global Select Market for the 30 consecutive trading days immediately preceding the Effective Date.  Pursuant to the License Agreement, AstraZeneca is eligible to receive potential clinical development milestones of up to $8.0 million, regulatory milestones of up to $45.0 million and commercial milestones of up to $150.0 million.  In addition, pursuant to the License Agreement, the Company will be required to pay tiered royalties on net sales by the Company, its affiliates or sublicensees ranging from single digit percentages to 10.0%, subject to certain standard reductions and offsets.  Royalties will be payable on a product-by-product and country-by-country basis until the latest of the expiration of the licensed patents covering such product in such country, the expiration of market exclusivity for such product in such country, and a specified number of years from the first commercial sale of such product in such country.

Either party may terminate the License Agreement for the uncured material breach of the other party or in the case of the other party’s insolvency.  AstraZeneca may terminate the License Agreement if the Company challenges any of the licensed patents or if the Company permanently ceases development of all products subject to the License Agreement and no such product is being commercialized.  The Company may terminate the License Agreement for convenience upon specified notice periods.

The foregoing description of the License Agreement is not complete and is qualified in its entirety by reference to License Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information related to the issuance of the License Shares contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01, pursuant to the terms of the License Agreement, the Company issued the License Shares to AstraZeneca on the Effective Date.  This issuance is and will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.  AstraZeneca represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the License Shares are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates for the License Shares.

Item 7.01Regulation FD Disclosure.

On January 3, 2022, the Company issued a press release announcing the entry into the License Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On January 3, 2022, the Company posted its Corporate Overview presentation, dated January 2022 to the “News & Events” subsection of the “Investors” tab on the Company’s website at www.ovidrx.com.

The information provided in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1*	License Agreement, dated as of December 30, 2021, by and between the Ovid Therapeutics Inc. and AstraZeneca AB.
99.1	Press Release dated January 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVID THERAPEUTICS INC.

By:	/s/ Thomas M. Perone
Thomas M. Perone
General Counsel & Corporate Secretary

Dated: January 3, 2022